SUPPLEMENT

(To Prospectus dated May 20, 1998 and Prospectus Supplement dated June 18, 1998)

                           $719,247,200 (Approximate)

                      Norwest Asset Securities Corporation
                                 (NASCOR[SM])
                                     Seller

               Mortgage Pass-Through Certificates, Series 1998-15
         Principal and interest payable monthly, commencing in July 1998



     Prospective investors should be aware that notwithstanding the ratings for the Class A-3, Class A-12 and Class A-18 Certificates as set forth in the table entitled "Ratings of Offered Certificates" on page S-5 of the Prospectus Supplement and in the first sentence of the first paragraph within the section entitled "Ratings" on page S-88 of the Prospectus Supplement, the ratings of the Class A-3, Class A-12 and Class A-18 Certificates by Standard & Poor's ("S&P") will be "AAAr". S&P assigns the additional rating of "r" to highlight classes of securities that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks.


LEHMAN BROTHERS
                       SALOMON SMITH BARNEY
                                                    EDWARD D. JONES & CO., L.P.
June 24, 1998